SUNOCO

Credit Suisse First Boston Energy Summit

Tom Hofmann
February 7, 2003

Safe Harbor Statement

Those statements made by representatives of Sunoco during the course of this presentation that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco's business prospects and performance, causing actual results to differ from those discussed during the conference call. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; changes in refining, chemical and other product margins; fluctuations in supply of feedstocks and demand for products manufactured; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sunoco's Third Quarter 10-Q filed on November 7, 2002 and in other periodic reports filed with the Securities and Exchange Commission.

Sunoco undertakes no obligation to update publicly any forward-looking statements whether as a result of new information or future events.

Strategic Summary

- Confident in longer-term macro-environment for our core businesses
- Continued focus to get more from existing assets
- Look to grow each of our five business lines over the next several years
- Maintain reasonable financial leverage and opportunistically reduce shares outstanding

May 2002

Earnings Profile, MM$ (After-tax)

	FY02	FY01	Δ
Refining & Supply	(31)	290	(321)
Retail Marketing	20	87	(67)
Chemicals	28	6	22
Logistics	33	42	(9)
Coke	42	61	(19)
Corporate/Financing	(117)	(106)	(11)
	(25)	380	(405)
Income Tax Settlements	-	21	(21)
Writedowns of Assets and Other Matters	(22)	(1)	(21)
Discontinued Lubricants	-	(2)	2
Net Income / (Loss)	(47)	398	(445)

2002 Act. vs. 2001 Act. Operating Income, MM$



380
(374)
46
(38)
(9)
(19)
(11)
(25)
2001 Actual
Margins and Commodity Prices
Volumes
Expenses (Ex-Fuel)
Logistics
Coke
Corporate / Financing
2002 Actual

Cash Flow, MM$

	FY02 A
Operating Income	(25)
Non-Cash / Deferred / Other	309
Capital Expenditures	(439)
Dividend	(76)
Subtotal	(231)
Working Capital	282
MLP Proceeds	96
IHCC Deal	215
Pension Contributions	(51)
Options Exercised	26
Net Cash Flow	**337**

Financial Capacity / Liquidity at 12/31/02

- 43 % net debt to capital
- $390 MM cash
- $770 MM Revolver / $200 MM A/R securitization
  . . . no short-term borrowings
- No debt due until 2004 ($100 MM)

Investment grade credit rating affirmed

Strategic Summary

- Confident in longer-term macro-environment for our core businesses
  - near-term impact of high crude
    . . . positive longer-term outlook
- Continued focus to get more from existing assets
  - Sunoco Logistics MLP (SXL) initiated Feb. 2002
  - increased production and sales volumes
    - Refining (record production in 2001/02)
    - Marketing (+ 7 % sales vs. ‘01)
    - Chemicals (+ 6 % sales vs. ‘01)

Strategic Summary

- Look to grow each of our five business lines over the next several years
  - $60 MM in SXL acquisitions in 2002
  - willing to be patient and opportunistic

- Maintain reasonable financial leverage and opportunistically reduce shares outstanding
  - investment grade credit is an important enabler
  - good financial capacity / liquidity
  - competitive advantage when considering acquisitions

Key Mid-Cycle Margin Assumptions

	Average 97-02	Average 00-02	Mid-Cycle
WTI, $/B	23.18	27.42	21.00
Natural gas, $/DT	3.23	3.89	3.50
6-3-2-1, $/B	3.08	3.67	3.30
Chicago 4-3-1, $/B	4.25	5.66	4.00
Tulsa 3-1-2, $/B	4.05	5.11	3.75
Retail Gasoline, cpg	8.6	8.6	9.0
Phenol, cp#	10	7	12
Polypropylene, cp#	12	9	14

Earnings Profile, MM$ (After-tax)

	FY00	FY01	FY02	Mid-Cycle
Refining & Supply	317	290	(31)	180
Retail Marketing	77	98	20	85
Chemicals	16	6	28	140
Logistics	46	42	33	40
Coke	61	61	42	40
Corporate/Financing	(79)	(106)	(117)	(115)
Operating Income	438	391	(25)	370
Special Items	(16)	7	(22)	-
Net Income	422	398	(47)	370
Operating EPS (diluted)	$5.01	$4.77	$(0.33)	$4.85*

* Based on 76.4 million shares outstanding at 12/31/02.

"Normalized" Financial Profile, MM$

	Mid-Cycle
Operating Income	370
DD&A	340
Deferred Taxes & Other	50
Operating Cash Flow	760
Capital Expenditures	(500)*
Dividends	(75)
Free Cash Flow	185

* Includes approximately $100 MM per year for clean fuels spending in 2004 - 2006

Appendix

Summary of Results

	1997	1998	1999	2000	2001	2002
Operating Income, MM$	284	267	51	438	391	(25)
Operating EPS, $/share	2.92	2.81	.56	5.01	4.77	(0.33)
EBITDA, MM$	740	694	430	1,045	1,025	392
EBITDA, $/share	7.60	7.31	4.73	11.94	12.50	5.14
ROCE, %	14.5	13.0	4.2	18.7	15.2	1.6
Debt / Capital, % (net of cash)	36	39	39	43*	46	43
Share Repurchase, MM$	171	145	19	144	393	-
Shares O/S @ Period-end, MM	94.9	90.4	89.9	84.8	75.5	76.4
Share Price @ Period-end, $	42.06	36.06	23.50	33.69	37.34	33.18

* Pro-forma to reflect Aristech acquisition effective 1/1/01.

Capital Spending by Business Unit, MM$

	2003 Plan	2002 Actual	2001 Actual
Refining & Supply	281	179	122
Retail Marketing	154	124	173**
Chemicals	51	36	30
Logistics	27	41*	61
Coke	6	5	4
	519	385	390

* Excludes $60 MM of acquisitions made by Sunoco Logistics Partners L.P.

** Includes $59 MM for retail sites acquired from Coastal

Capital Spending by Category, MM$

	2003 Plan	2002 Actual	2001 Actual
Base	360	248	233
Turnaround	89	82	54
Income Improvement	70	55*	103
	519	385	390

* Excludes $60 MM of acquisitions made by Sunoco Logistics Partners L.P.

For More Information

Press releases and SEC filings are available on our website at www.SunocoInc.com

Contact for more information:

Terry Delaney	(215) 977-6106
Tom Harr	(215) 977-6764